SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 18, 2006 (May 12, 2006)

Atlantic Express Transportation Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	4151 (Primary Standard Industrial Classification Code Number)	13-392-4567 (IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (718) 556-8079

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2006, T-NT Bus Service, Inc., a subsidiary of Atlantic Express Transportation Corp. (the ‘‘Company’’), and the Company entered into an Asset Purchase Agreement with First Student, Inc. (the ‘‘Purchaser’’). Pursuant to the Asset Purchase Agreement, T-NT Bus Service has agreed to sell to the Purchaser substantially all of its assets used in T-NT Bus Service’s school bus transportation and charter transportation business for a gross purchase price of $12,700,000, which amount includes a payment of $100,000 to Domenic Gatto, the Company’s President, as consideration for Mr. Gatto entering into a non-competition agreement with the Purchaser. T-NT Bus Services provides school bus transportation services in upstate New York. The closing of the transactions contemplated in the Asset Purchase Agreement is subject to customary conditions, including obtaining consents from T-NT Bus Service’s customers for the assignment of transportation service contracts and delivering the assets being acquired free and clear of any lien or encumbrance. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

10.1	Asset Purchase Agreement, dated as of May 11, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006
ATLANTIC EXPRESS TRANSPORTATION CORP.
/s/ Nathan Schlenker
Name: Nathan Schlenker Title: Chief Financial Officer